UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2021

NEPHROS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-32288	13-3971809
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

380 Lackawanna Place, South Orange, New Jersey 07079

(Address of principal executive offices, including ZIP code)

(201) 343-5202

(Registrant’s telephone number, including area code)

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	NEPH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 28, 2021, Daniel DAgostino resigned as Chief Financial Officer of Nephros, Inc. (the “Company”) to return to his prior career in investment banking, effective immediately. The Company intends to enter into a separation agreement with Mr. DAgostino, pursuant to which Mr. DAgostino will receive a lump sum payment equal to $20,000. The separation agreement will also contain a release of claims and an acknowledgment that Mr. DAgostino will continue to be bound by the terms of his prior restrictive covenant agreements with the Company.

Effective upon Mr. DAgostino’s resignation, Andrew Astor, age 64, was appointed as the Company’s Chief Financial Officer. Mr. Astor is currently the Company’s Chief Executive Officer, a position he has held since August 24, 2020. Mr. Astor previously served as the Company’s Chief Financial Officer (February 2017 to November 2020) and Chief Operating Officer (December 2018 through August 2020). Prior to joining the Company, he was employed as President and Chief Financial Officer at Open Source Consulting Group, a growth stage services firm. Previously, he was a Managing Director at Synechron, a global consulting organization, from 2013 to 2015. From 2009 to 2013, he served as Vice President at Asurion, a large, privately held insurance company. Mr. Astor was co-founder of the software company EnterpriseDB and served as its CEO from 2004 to 2008. Mr. Astor was Vice President at webMethods, a software firm, from 2002 to 2004 and Vice President at Dun & Bradstreet from 1998 to 2001. Prior to 1998, Mr. Astor held various roles at American Management Systems, SHL/MCI Systemhouse, and Ernst & Young. Mr. Astor received his Bachelor of Arts in Mathematics from Clark University, and his M.B.A. from The Wharton School at the University of Pennsylvania.

Mr. Astor’s compensation was previously disclosed in the Company’s Current Report on Form 8-K filed August 14, 2020, which is incorporated herein by reference. Mr. Astor will receive no additional compensation for his service as Chief Financial Officer. Mr. Astor was not appointed pursuant to any arrangement or understanding with any person, and Mr. Astor does not have any family relationships with any directors or executive officers of the Company. Except as previously disclosed in the Company’s proxy statement filed April 8, 2020, which is incorporated herein by reference, Mr. Astor has not had a direct or indirect material interest in any transaction with the Company since January 1, 2018, nor is any such transaction currently proposed, that would be reportable under Item 404(a) of Regulation S-K.

The foregoing description of the Separation Agreement is not complete and is qualified in its entirety by reference to the full text of the Separation Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Nephros, Inc.

Dated: February 3, 2021	By:	/s/ Andrew Astor
Andrew Astor
Chief Executive Officer